UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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Telkonet, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MEDIA CONTACTS:

Telkonet Investor Relations

414.721.7988

ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet, Inc. Announces Adjournment of Annual Meeting of Shareholders

Meeting to reconvene July 12, 2013 at 1:00 pm CT

June 12, 2013: Milwaukee, WI – Telkonet, Inc. (OTC BB: TKOI), whose complementary business divisions include EcoSmart, an energy management technology platform featuring Recovery Time™ technology and EthoStream, one of the largest high-speed Internet access (“HSIA”) providers in the world, today announced that the annual meeting of the shareholders of Telkonet Inc., (the Company) has been adjourned. The meeting will reconvene at 1:00 pm CT on July 12, 2013. The adjourned meeting will be held at the offices of the Company, 10200 Innovation Drive, Suite 300, Milwaukee, WI 53226.

At least a majority of our shares outstanding on the Record Date and entitled to vote (counting our Series A Preferred Stock on an as converted basis and our Series B Preferred Stock on an as converted basis, must be represented at the meeting, either in person or by proxy, in order to constitute a quorum for the transaction of business. A quorum was not reached at the scheduled time of the meeting.

During the period of the adjournment, the Company will continue to solicit proxies from its stockholders. Stockholders who have already voted need not take any action, although they may change their vote by executing a new proxy, revoking a previously given proxy, or attending the 2013 Annual Meeting when it reconvenes on July 12, 2013 and voting in person. Stockholders who have not yet voted or wish to change their votes, may vote by phone, mail or through the Internet using the instructions provided in their voting instruction form or proxy card.

No changes have been made in the proposals to be voted on by shareholders at the annual meeting. There have been no changes in the Company’s proxy statement dated April 30, 2013.

Any questions may be directed to Telkonet Inc. Investor Relations, phone number: (414) 721-7988.

ABOUT TELKONET

Telkonet, a leading United States-based energy management technology provider, offers hardware, software and services to commercial customers worldwide. The EcoSmart suite of products, which includes EcoInsight and EcoWave intelligent thermostats, the EcoGuard energy management outlet and the EcoSwitch energy-efficient light switch can be deployed in most building environments to cut utility costs and enable remote monitoring and control using the EcoCentral management platform. Telkonet’s energy management products have the power to reduce energy consumption, minimize carbon footprints and help eliminate the need for the construction of new power plants. For more information, visit www.telkonet.com.

10200 W. Innovation Dr., Suite 300 • Milwaukee, Wisconsin 53226 • Phone: 414.223.0473 • Fax: 414.258.8307 • www.telkonet.com

For news updates as they happen, follow @Telkonet on Twitter.

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ABOUT ETHOSTREAM

EthoStream is one of the largest public High-Speed Internet Access (HSIA) providers in the world, providing services to more than 5.0 million users monthly across a network of greater than 2,350 locations. EthoStream’s EGS line of public-access gateway servers provides real-time monitoring and management of guest-access networks while its 24/7 support center is known for the highest levels of quality and service. With a wide range of product and service offerings and one of the most comprehensive management platforms available for HSIA networks, EthoStream offers solutions for any public access location. For more information, please visit www.ethostream.com.

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

All Company, brand or product names are registered trademarks or trademarks of their respective holders.

10200 W. Innovation Dr., Suite 300 • Milwaukee, Wisconsin 53226 • Phone: 414.223.0473 • Fax: 414.258.8307 • www.telkonet.com